Exhibit 3.2
AMENDED AND RESTATED
BYLAWS OF
HARRIS STRATEX NETWORKS, INC.
ARTICLE I
OFFICES
     Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.
     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
STOCKHOLDERS
     Section 1. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Annual meetings of stockholders shall be held on the date and at the time in November as the Board of Directors may designate from time to time, or at such other date and time as shall be designated from time to time by the Board of Directors and, in each case, stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.
     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder provided however that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10)

days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 5. Special meetings of stockholders shall be called by the president or secretary at the request in writing of a majority of the Board of Directors. Such request of the Board of Directors shall state the purpose or purposes of the proposed special meeting. The place, date and time of any special meeting shall be determined by the Board of Directors. Such determination shall include the record date for determining the stockholders having the right to notice of and to vote at such meeting.
     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.
     Section 7. Only such business shall be conducted at a special meeting as shall have been stated in the written notice of the meeting as the purpose or purposes for the meeting.
     Section 8. The holders of capital stock entitled to cast a majority of the voting power of all the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. At any meeting of the stockholders, whether or not a quorum is present in person or represented by proxy, the chairman of the meeting shall have the power to adjourn the meeting from time to time, without notice, except as otherwise provided by law, other than announcement at the meeting. At such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     Section 9. In all matters other than the election of directors, the affirmative vote by the holders of capital stock entitled to cast a majority of the voting power of all the capital stock present in person or represented by proxy at any meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which, by express provision of any statute or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
     Section 10. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Unless otherwise provided in the certificate of incorporation, and subject to the provisions of Article II, Section 12 of these amended and restated bylaws (these “Bylaws”), any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     Section 12. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting pursuant to Article II, Section 11 of these Bylaws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of stockholders’ meetings are recorded, to the attention of the secretary of the corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
     Section 13. At any annual meeting of the stockholders, only such business shall be conducted as shall be properly before the meeting. To be properly before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a record stockholder. For business to be properly brought before an annual meeting by a record stockholder, the stockholder must have given timely notice thereof in writing to the secretary. To be timely, the stockholder’s notice must be delivered to or mailed and received at the principal place of business of the corporation not fewer than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The stockholder’s written notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address as they appear on the corporation’s books of the stockholder proposing such business, (c) as of the date of such stockholder’s notice, separate descriptions in reasonable detail of each of the stockholder’s Interests (as defined in Article II, Section 15), (d) a covenant that such stockholder shall supplement and deliver to the corporation updated information regarding its Interests promptly, and in any event no later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed, (e) a representation that such stockholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (f) a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to any stockholders and/or otherwise to solicit proxies from any stockholders in support of the proposal, and (g) any other information relating to such stockholder and such stockholder’s Interests that is required to be disclosed in solicitations of proxies required pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting unless properly brought before such meeting in accordance with the procedures set forth in this Section 13. The requirements of this Section 13 shall apply to any business to be brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Article II, Section 14) whether such business is to be included in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation or otherwise. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13 and if it shall be so determined, the chairman of the meeting shall so declare this to the meeting and such business not properly brought before the meeting shall not be transacted.
     Section 14. Only persons who are nominated in accordance with the procedures set forth in this Section 14 shall be eligible for election by the stockholders as a director. Nominations of persons for election as a director may be made at a meeting of stockholders by or at the direction of the directors or by any record stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 14. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the secretary. To be timely, the stockholder’s notice shall be delivered to or mailed and received at the principal place of business of the corporation not fewer than sixty (60) nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not less than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) as of the date of such stockholder’s notice, separate descriptions in reasonable detail of each of each nominee’s Interests (as defined in Article II, Section 15), (iv) a covenant that such stockholder shall supplement and deliver to the corporation updated information regarding each nominee’s Interests promptly, and in any event no later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed and (v) any other information relating to each nominee and each nominee’s Interests that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation’s books of such stockholder, (ii) as of the date of such stockholder’s notice, separate descriptions in reasonable detail of each of the stockholder’s Interests (as defined in Article II, Section 15 of these Bylaws), (iii) a covenant that such stockholder will update and deliver to the corporation information regarding its Interests promptly, and in any event no later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a representation that such stockholder is a holder of record of shares of the corporation entitled to vote at the meeting, (v) a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to any stockholders and/or otherwise to solicit proxies from any stockholders in support of any nominee’s election and (vi) any other information relating to such stockholder and such stockholder’s Interests that is required to be disclosed in solicitations of proxies required pursuant to Regulation 14A under the Exchange Act. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 14. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 14 and if it shall be so determined, the chairman shall so declare this to the meeting and the defective nomination shall be disregarded.
     Section 15. As used in these Bylaws, “Interests” shall mean, with respect to any stockholder or nominee (a “Person”), (a) shares of the corporation (by class and number) held of record by such Person, (b) shares (by class and number) of the corporation beneficially owned by such Person, (c) any agreement, arrangement or understanding (including any derivative, including any cash-settled derivative, or short position, profit interest, option, hedging transaction and borrowed or loaned shares) entered into by or on behalf of such Person or any of its affiliates or associates or owned or beneficially owned by such Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such Person or any of its affiliates or associates with respect to shares of the corporation or any other economic interests, and (d) with respect to any business a stockholder proposes to be brought before the annual meeting or any nominee that a stockholder proposes to nominate for election as a director, (i) any material interest of the stockholder in such business or any relationship of the stockholder with the nominee, as the case may be, and (ii) any agreement, arrangement or understanding with respect to such business or nominee, as the case may be, between or among the stockholder and any of its affiliates or associates, and any person acting in concert with any of the foregoing (including, in each case, their names). As used in this Section 15, beneficial ownership shall be determined in accordance with Rule 13d-3 and Rule 13d-5 under the Exchange Act.

ARTICLE III
DIRECTORS
     Section 1. Subject to any requirements in the certificate of incorporation, the number of directors that shall constitute the whole Board of Directors shall be fixed by resolution of the Board of Directors but in no event shall be less than six (6). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders, but shall not be older than 75 years of age on the date of their election or appointment to be eligible to serve as a director unless otherwise specifically approved by resolution passed by the directors then in office or by the sole remaining director.
     Section 2. Except as otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled solely by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner removed. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total voting power of all the outstanding capital stock entitled to vote generally in the election of such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
     Section 3. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
     Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.
     Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.
     Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 7. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the president, the secretary, any officer appointed by the Board of Directors or any two (2) directors on four (4) days’ notice to each director by mail or two (2) days’ notice to each director either personally or by telephone or electronic communication (e.g., electronic mail or similar means of communication).
     Section 8. Subject to any requirements in the certificate of incorporation, at all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the certificate of incorporation or by Article III, Section 9 of these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.
     Section 9. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee thereof.
     Section 10. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 11. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.
     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the

Bylaws of the corporation, and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
     Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     Section 13. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
     Section 14. Unless otherwise provided in the certificate of incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.
ARTICLE IV
NOTICES
     Section 1. Whenever, under the provisions of statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone or electronic communication (e.g., electronic mail or similar means of communication).
     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE V
OFFICERS
     Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a president, a secretary and a chief financial officer. The Board of Directors may elect from among its members a Vice Chairman of the Board and may also choose one or more assistant secretaries and assistant treasurers, and such other officers as it may determine. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

     Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the officers of the corporation.
     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.
     Section 5. The officers of the corporation shall hold office until their successors are duly elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
     Section 6. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present and shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.
     Section 7. In the absence of the Chairman of the Board, the Vice Chairman, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Vice Chairman shall have and may exercise such powers as are, from time to time, assigned by the Board of Directors and as may be provided by law.
     Section 8. The president shall be the general manager and chief executive officer of the corporation, and in the absence of the Chairman of the Board and Vice Chairman, shall preside at all meetings of the stockholders and the Board of Directors. The president shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.
     Section 9. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.
     Section 10. In the absence of the president or in the event of his inability or refusal to act, such officer as may be designated by the directors, shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.
     Section 11. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. The secretary shall have custody of the corporate seal of the corporation, and the secretary or an assistant secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
     Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     Section 13. The chief financial officer may also be designated by the alternate title of “treasurer.” The chief financial officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.
     Section 14. The chief financial officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.
     Section 15. If required by the Board of Directors, the chief financial officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
     Section 16. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the chief financial officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
ARTICLE VI
STOCK
     Section 1. The shares of the corporation shall be represented by certificates, provided however that some or all of any or all classes or series of its stock may be uncertificated shares. However, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of

Directors, or the president or the chief financial officer and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by the stockholder in the corporation.
     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VII
GENERAL PROVISIONS
     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
     Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 6. Each person who was or is made a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter a “designee”), whether the basis of the proceeding is alleged action in an official capacity as a director, officer or designee or in any other capacity while serving as a director, officer or designee, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended, against all expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement, liability and loss (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (hereinafter collectively “expenses”, which expenses shall also include without limitation any expenses of establishing a right to indemnification or advancement under this Section 6 or Article VII, Section 7 or 8) reasonably incurred or suffered by such director, officer or designee in connection therewith; provided, however, that, except as provided in Article VII, Section 8, the corporation shall indemnify any such director, officer or designee seeking indemnification in connection with a proceeding (or part thereof) initiated by such director, officer or designee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors, officers and designees.
     Section 7. Expenses incurred by or on behalf of any person in defending any proceeding by reason of the fact that such person is or was a director, officer or designee of the corporation shall be advanced by the corporation prior to the final disposition of such proceeding; provided, however, that if the General Corporation Law of Delaware requires, the payment of such expenses incurred by a director, officer or designee in his or her capacity as a director, officer or designee (and not in any other capacity in which service was or is rendered by such person while a director, officer or designee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director, officer or designee to repay all amounts so advanced if it shall ultimately be determined that such director, officer or designee is not entitled to be indemnified under Article VII, Section 6 or this Section 7 or otherwise.
     Section 8. If a claim under either Article VII, Section 6 or 7 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the corporation (including the Board of

Directors, independent legal counsel or the stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
     Section 9. Article VII, Sections 6 and 7 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
     Section 10. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the certificate of incorporation. Persons seeking indemnification or advancement may seek either or both at his or her discretion and the pursuit of one shall neither be deemed a waiver of such person’s rights to pursue the other, nor shall it have any effect on the outcome of such person’s pursuit of the other. Nothing contained in Article VII, Section 6, 7, 8 or 9 or this Section 10 shall affect any right to indemnification to which persons other than directors, officers or designees may be entitled by contract or otherwise. Nothing in this section shall restrict the power of the corporation to indemnify its directors, officers, designees, employees or agents under any provision of the General Corporation Law of Delaware, as amended from time to time, or under any other provision of law from time to time applicable to the corporation, nor shall anything in Article VII, Section 6, 7, 8 or 9 or this Section 10 authorize the corporation to indemnify its directors, officers, designees, employees or agents in situations prohibited by the General Corporation Law of Delaware or other applicable law.
ARTICLE VIII
AMENDMENTS
     Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.
     Section 2. Notwithstanding any other provision in these Bylaws, Sections 5, 12, 13, and 14 of Article II of these Bylaws and this Section 2 shall not be amended, modified or repealed, directly or indirectly except by (i) the affirmative vote of two-thirds (2/3) or more of the Continuing Directors (as defined below) and the approval of the stockholders otherwise required by applicable law or these Bylaws for such amendment; or (ii) the affirmative vote of the holders of capital stock entitled to cast a majority of all the votes entitled to be cast by the holders of all the capital stock entitled to vote generally in the election of directors. “Continuing Director” shall mean any person then serving as a director of this corporation (i) who was a member of the Board of Directors of this corporation on January 26, 2007, or (ii) who becomes a director after January 26, 2007 and whose election, or nomination for election by this corporation’s stockholders, was approved by a majority of the directors who at that time are Continuing Directors, either by a specific vote or by approval of the proxy statement issued by this corporation on behalf of the Board of Directors in which such person is named as nominee for director.